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                                             Home Equity Loan Backed GMACM Series 2001-HE3
                                                  Payment Date            2/25/2004

Servicing Certificate                                    Group 1A             Group 1B
Beginning Pool Balance                                          86,751,303.58         83,243,979.00
Beginning PFA                                                            0.00                  0.00
Ending Pool Balance                                             84,656,690.92         81,417,174.82
Ending PFA Balance                                                          -                     -
Principal Collections                                            3,597,941.24          3,673,429.29
Principal Draws                                                  1,554,043.68          1,901,426.19
Net Principal Collections                                        2,043,897.56          1,772,003.10
Active Loan Count                                                       3,902                 1,712

Interest Collections                                               348,891.69            307,907.02

Net Weighted Average Coupon  Rate                                    7.33000%              7.07300%
Substitution Adjustment Amount                                           0.00                  0.00

                     Beginning       Ending                                              Interest   Security
Term Notes            Balance        Balance         Factor    Principal    Interest    Shortfalls     %         Coupon
Class I - A - 1        85,523,044.67  83,434,679.97 0.6476038 2,088,364.70    97,638.81        0.00   32.31%         1.370%
Class I - A - 2        82,273,472.17  80,446,674.82 0.6216899 1,826,797.35    94,614.49        0.00   31.15%         1.380%
Class I-A-1 - VF - 1      261,982.90     255,740.95     -         6,241.95       299.10        0.00    0.10%         1.370%
Certificates             -              -               -          -         341,963.32      -         -           -

Loan Group 1A
Beginning Overcollateralization Amount                             966,276.01        Credit Enhancement Draw Amount           0.00
Overcollateralization Amount Increase (Decrease)                        (6.01)       Unreimbursed Prior Draws                 0.00
Outstanding Overcollateralization Amount                           966,270.00
Required Overcollateralization Amount                              966,270.00

Loan Group 1B
Beginning Overcollateralization Amount                             970,506.83        Credit Enhancement Draw Amount           0.00
Overcollateralization Amount Increase (Decrease)                        (6.83)       Unreimbursed Prior Draws                 0.00
Outstanding Overcollateralization Amount                           970,500.00
Required Overcollateralization Amount                              970,500.00

Loan Group 1A
Group                                                                 Balance       of Loans                  of Balance
Delinquent Loans (30 Days)*                                        779,492.19          31                        0.92%
Delinquent Loans (60 Days)*                                        208,041.32           8                        0.13%
Delinquent Loans (90 Days)*                                        247,976.37           9                        0.15%
Delinquent Loans (120 Days)*                                        83,433.05           4                        0.05%
Delinquent Loans (150 Days)*                                        34,962.57           4                        0.02%
Delinquent Loans (180 Days)*                                       477,465.65          11                        0.29%
REO                                                                         -           0                        0.00%
FC                                                                 233,201.12           5                        0.14%
BK                                                                 669,615.85           0                        0.40%

Loan Group 1B
Group                                                                 Balance       of Loans                  of Balance
Delinquent Loans (30 Days)*                                        458,746.45           6                        0.56%
Delinquent Loans (60 Days)*                                        283,152.79           3                        0.17%
Delinquent Loans (90 Days)*                                         48,501.60           1                        0.03%
Delinquent Loans (120 Days)*                                        81,325.26           2                        0.05%
Delinquent Loans (150 Days)*                                                -           0                        0.00%
Delinquent Loans (180 Days)*                                       309,789.07           6                        0.19%
REO                                                                         -           0                        0.00%
FC                                                                 140,200.80           2                        0.08%
BK                                                                 238,570.12           4                        0.14%

*Delinquency Figures Include Foreclosures, REO and Bankruptcy.

Liquidation Loss Amounts                                 Loan Group 1A        Loan Group 1B

Beginning Loss Amount                                              203,184.47            385,314.11
Current Month Loss Amount                                           50,715.10             54,801.08
Current Month Recoveries                                                41.25                  0.00
Net Ending Loss Amount                                             253,858.32            440,115.19


Groups                                                   Capitalized Interest Account LG1A         Capitalized Interest Account LG1B
Beginning Balance                                                        0.00                                                  0.00
Withdraw relating to Collection Period                                   0.00                                                  0.00
Interest Earned (Zero, Paid to Funding Account)                         0.00                                                   0.00
Total Ending Capitalized Interest Account Balance as of Payment Date     0.00                                                  0.00
Interest earned for Collection Period                                    0.00                                                  0.00
Interest withdrawn related to prior Collection Period                    0.00                                                  0.00


Prefunding Account                                       Loan Group 1A        Loan Group 1B
Beginning Balance                                                        0.00                  0.00
Additional Purchases During Revoliving Period                            0.00                  0.00
Excess Of Draws over Principal Collections                               0.00                  0.00
Remaining balance sent to Funding account                                0.00                  0.00
Total Ending Balance as Of Payment Date                                  0.00                  0.00
Interest earned for Collection Period                                    0.00                  0.00
Interest Withdrawn related to prior Collection Period                    0.00                  0.00

Funding Account                                          Loan Group 1A        Loan Group 1B
Beginning Funding Account Balance                                        0.00                  0.00
Deposit to Funding Account                                               0.00                  0.00
Add Variable Funding Note                                                0.00                  0.00
Ending Funding Account Balance as of Payment Date                        0.00                     -
Interest earned for Collection Period                                    0.00                  0.00
Interest withdrawn related to prior Collection Period                    0.00                  0.00


Current Month Repurchases Units                                             0                     0
Current Month Repurchases ($)                                               -                     -



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